UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2023

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.
On April 12, 2023, Rent the Runway, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended January 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

Information in Exhibit 99.1 of this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, Scarlett O’Sullivan resigned as the Company’s Chief Financial Officer, effective May 25, 2023 (the “Transition Date”). On April 11, 2023, in connection with Ms. O’Sullivan’s resignation, the Company’s Board of Directors appointed Siddharth Thacker as the Company’s new Chief Financial Officer, effective on the Transition Date. Mr. Thacker will succeed Ms. O’Sullivan as the principal financial officer and principal accounting officer as of the Transition Date.

Mr. Thacker, age 46, previously served as the Company’s Senior Vice President, FP&A since July 2022. From January 2020 to March 2022, Mr. Thacker served as an Investment Partner at Coalition Investment Partners, an alternative asset manager. From June 2018 to January 2020, Mr. Thacker served as CEO of SAR Capital Advisors, LP, an investment advisory firm, and from August 2011 to December 2017, he served as Founder, CEO and CIO of Signpost Capital Advisors, LP, an investment advisory firm. Mr. Thacker holds a BA from Oberlin College and an MBA from Harvard Business School.

In connection with his appointment, the Company has entered into an offer letter amendment with Mr. Thacker, dated April 11, 2023 (the “Thacker Agreement”). The Thacker Agreement provides that, effective as of April 15, 2023, Mr. Thacker’s annual base salary will be increased from $350,000 to $475,000; he shall be eligible to participate in the fiscal year 2023 executive bonus program with a target bonus opportunity of 38% of his base salary; and notwithstanding anything to the contrary in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”) or his previous participation letter, Mr. Thacker shall be eligible to participate in the Severance Plan at the level of “Executive Officer Group” for purposes of any severance benefits payable thereunder.

In addition, the Company’s Compensation Committee determined to grant Mr. Thacker an award of 425,000 restricted stock units (“RSUs”) in connection with his promotion, which will be effective immediately following the effectiveness of the Company’s next Form S-8 Registration Statement. The RSUs will vest as to 1/12 of the underlying shares on each quarterly anniversary of March 15, 2023 such that the RSUs will be fully vested on March 15, 2026, subject to his continued service through the applicable vesting dates.

In addition, in connection with Ms. O’Sullivan’s transition, the Company has entered into a Transition Agreement with Ms. O’Sullivan, dated April 11, 2023 (the “Transition Agreement”). The Transition Agreement provides that, following her resignation as Chief Financial Officer on the Transition Date, Ms. O’Sullivan will serve as a consultant advisor to the Company through August 25, 2023 (or such later date as may be mutually agreed to by the Company and Ms. O’Sullivan) (such period, the “Advisory Period”). As consideration for her provision of advisory services through the end of the Advisory Period, her execution and non-revocation of a release of claims and continued compliance with any applicable restrictive covenant obligations, Ms. O’Sullivan will be entitled to: (i) continued base salary payments for twelve months following the Transition Date, payable in accordance with the Company’s regular payroll practices, (ii) her annual bonus for fiscal year 2023, determined based on actual performance achievement and prorated for the portion of the fiscal year Ms. O’Sullivan served through the Transition Date, payable when fiscal year 2023 bonuses are payable to other executives of the Company, and (iii) payment of the costs of COBRA premiums for her and her covered dependents through May 31, 2024 (or, if earlier, the date upon which Ms. O’Sullivan is no longer eligible for COBRA continuation coverage).

In addition, the Transition Agreement provides that (i) the post-termination exercise period of all outstanding vested options held by Ms. O’Sullivan as of the last day of the Advisory Period will extend through the last day of the original term of such options, (ii) any outstanding time-based equity awards that would have become vested on or prior to May 25, 2024 had Ms. O’Sullivan remained a service provider through such date will accelerate and vest as of the earlier of (x) the last day of the Advisory Period and (y) immediately prior to any stock option exchange program implemented by the Company (such date, the “Accelerated Vesting Date”), and (iii) Ms. O’Sullivan will be permitted to participate in any stock option exchange program implemented by the Company, subject to approval of such exchange program by the Company’s Board and stockholders, on the same terms as other eligible participants except that only Ms. O’Sullivan’s outstanding vested stock options held as of the Accelerated Vesting Date may be exchanged and all restricted stock units received by Ms. O’Sullivan in connection with such an exchange will be fully vested as of the grant date.

The foregoing summary of the terms of the Thacker Agreement and the Transition Agreement are qualified in their entirety by reference to the complete text of the Thacker Agreement and the Transition Agreement, respectively, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

The slides for the Company’s earnings presentation on April 12, 2023 for the quarter and year ended January 31, 2023 is available through the “Events & Presentations” page of the Company’s investor relations website at investors.renttherunway.com.

In addition, the Company will be participating in various upcoming meetings with investors and analysts. A copy of the Company’s presentation materials that may be used at these meetings is labeled “Company Overview” and is available through the “Events & Presentations” page of the Company’s investor relations website at investors.renttherunway.com.

The information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter Amendment, between the Company and Siddharth Thacker, dated April 11, 2023.

10.2	Transition Agreement, between the Company and Scarlett O’Sullivan, dated April 11, 2023.

99.1	Press Release issued by Rent the Runway, Inc. on April 12, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: April 12, 2023	By:	/s/ Cara Schembri
Cara Schembri General Counsel and Corporate Secretary